                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                           GIANT CEMENT HOLDING, INC.
                                       TO

                              CP ACQUISITION, INC.
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                            CEMENTOS PORTLAND, S.A.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, ON DECEMBER 9, 1999, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the 'Shares'), of Giant Cement Holding, Inc., a Delaware corporation (the 'Company') are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

            By Mail:                   By Overnight Delivery:                   By Hand:
    ChaseMellon Shareholder          Reorganization Department          ChaseMellon Shareholder
        Services, L.L.C.                 85 Challenger Road                 Services, L.L.C.
   Reorganization Department             Mail Drop -- Reorg            Reorganization Department
         P.O. Box 3301               Ridgefield Park, NJ 07660                120 Broadway
       South Hackensack,                                                       13th Floor
            NJ 07606                                                       New York, NY 10271

                                     By Facsimile Transmission:
                                  (For Eligible Institutions Only)
                                           (201) 296-4293

                                  Confirm Facsimile By Telephone:
                                           (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SPECIFIED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SPECIFIED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions to such Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to CP Acquisition, Inc., a Delaware corporation ('Purchaser'), and a wholly-owned subsidiary of Cementos Portland, S.A., a public company (sociedad anonima) organized under the laws of the Kingdom of Spain ('Parent'), upon the terms and subject to the conditions contained in Purchaser's Offer to Purchase, dated November 10, 1999 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, constitute the 'Offer'), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.01 per share (the 'Shares'), of Giant Cement Holding, Inc., a Delaware corporation (the 'Company'), pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

   Number of Shares: ........................................................

   Certificate Nos. (if available):

    .........................................................................
    .........................................................................

   Check box if Shares will be tendered by book-entry transfer:

   Account Number: ..........................................................

   Dated: ............................................................ , 1999

   Name(s) of Record Holder(s): .............................................

    .........................................................................

    .........................................................................
                                  PLEASE PRINT

   Address(es): .............................................................

    .........................................................................

    .........................................................................
                                                                     ZIP CODE

   Area Code and Tel. No.:

    .........................................................................

    .........................................................................

   Signature(s): ............................................................

    .........................................................................

                                      GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period stated herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: .....................................       ...................................................
                                                                         AUTHORIZED SIGNATURE

Address: ..........................................       Name:  ............................................
                                                                             PLEASE PRINT

 ..................................................       Title:  ...........................................
                                           ZIP CODE

Area Code & Tel. No: ..............................       Date: ...................................... , 1999

     DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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